EXHIBIT 99.1


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         FRANK L.  SASSETTI & CO.
         CERTIFIED PUBLIC ACCOUNTANTS






November 14, 2000



CEO Channel.net, Inc.
West Palm Beach, FL



Gentlemen,

         We are unable to complete the financial statements of CEO CHANNEL.NET, INC., as of September 30, 2000 and for the quarter then ended in time for the Company's Form 10-QSB to be filed timely, as we just received the information to allow us to complete our part. Thank you.

Very Truly Yours

/s/ Frank L.  Sassetti & Co.
FRANK L.  SASSETTI & CO.